As filed with the Securities and Exchange Commission on April 7, 2004
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ULTRALIFE BATTERIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                16-1387013
(State or other jurisdiction of                                (I.R.S Employer
incorporation or organization)                               Identification No.)

                             2000 Technology Parkway
                             Newark, New York 14513
               (Address of Principal Executive Offices) (Zip Code)

                            Ultralife Batteries, Inc.
                   Amended and Restated 2000 Stock Option Plan
                            (Full title of the plan)

                               John D. Kavazanjian
                      President and Chief Executive Officer
                            Ultralife Batteries, Inc.
                             2000 Technology Parkway
                             Newark, New York 14513
                     (Name and address of agent for service)

                                  315-332-7100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
         Title of securities                   Amount to be   Proposed maximum   Proposed maximum    Amount of
           to be registered                     registered     offering price        aggregate      registration
                                                                per share(1)     offering price(1)      fee
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share            500,000          $22.64           $11,320,000      $1,434.24
----------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c), as of April 2, 2004, solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein.

This Registration Statement on Form S-8 relates to an amendment and restatement of Ultralife Batteries, Inc.'s 2000 Stock Option Plan that increased the number of shares of Common Stock par value $.10 per share (the "Common Stock") to be issued thereunder by 500,000 shares. After this amendment, a total of 1,000,000 shares of Common Stock will be authorized under the Amended and Restated 2000 Stock Option Plan (500,000 of which were previously registered on Form S-8 (File No. 333-60984) filed with the Securities and Exchange Commission on May 15, 2001). Also, pursuant to instruction E to Form S-8, the filing fee is being paid only with respect to the 500,000 shares of Common Stock not previously registered.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

            The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

            (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

            (b) the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2003;

            (c) the description of the Registrant's Common Stock, par value $.10 per share, contained in the Registrant's Registration Statement on Form S-1 (Registration No. 33-54470), filed with the Securities and Exchange Commission on December 23, 1992.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel

            Not Applicable.

Item 6.     Indemnification of Directors and Officers

            The Company's Certificate of Incorporation and By-laws, each as amended, provide for elimination of the liability of Directors to the Registrant to the fullest extent permitted by

Section 102(7)(b) of the Delaware General Corporation Law, as the same may be amended and supplemented.

            The Registrant's Certificate of Incorporation, as amended, provides, in accordance with the Delaware General Corporation Law, that Directors are not liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividend payments or stock repurchases in violation of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

            The Certificate of Incorporation and the By-laws of the Registrant include provisions by which the Registrant will indemnify all persons whom it shall have the power to indemnify under Section 145 of the Delaware General Corporation Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section. The indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

            The general effect of these provisions will be to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages in the event of a breach of fiduciary duty as a director (including breach of duty in the case of negligence or grossly negligent behavior) except in the situations as described above. These provisions will not affect the availability of injunctive relief against directors of the Registrant (although such relief may not always be available as a practical matter) nor will it limit directors' liability for violations of the federal securities laws.

Item 7.     Exemption from Registration Claimed

            Not Applicable.

Item 8.     Exhibits

            4.1 Restated Certificate of Incorporation of the Registrant (Exhibit 4.3)(1)
            4.2   Amendment to Certificate of Incorporation (Exhibit 3.1)(2)
            4.3   By-laws of the Registrant (Exhibit 3.2)(3)
            4.4 Form of Common Stock Certificate of the Registrant (Exhibit 4.1)(3)
            5.1   Opinion of Harter, Secrest & Emery LLP*
            23.1  Consent of PricewaterhouseCoopers LLP*
            23.2  Consent of Harter, Secrest & Emery LLP(4)
            99.1 Ultralife Batteries, Inc. Amended and Restated 2000 Stock Option Plan*

*Exhibit filed with this Registration Statement

(1) Exhibit previously filed as part of and is incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-60984). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

(2) Exhibit previously filed as part of and is incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended December 31, 2000 (Commission File No. 0-20852). The exhibit number contained in parenthesis refers to the exhibit number in the Form 10-Q.

(3) Exhibit previously filed as part of and is incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-544701). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

(4) Included in Exhibit 5.1 to this Registration Statement.

Item 9.     Undertakings

            (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Newark, State of New York, on this 6th day of April 2004.

                                    ULTRALIFE BATTERIES, INC.

                                    By:    /s/ John D. Kavazanjian
                                           -------------------------------------
                                    Name:  John D. Kavazanjian
                                    Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                                           Title                                      Date
        ---------                                           -----                                      ----
/s/ John D. Kavazanjian                    President and Chief Executive Officer                   April 6, 2004
-------------------------------            and Director (Principal Executive Officer)
John D. Kavazanjian

/s/ Robert W. Fishback                     Vice President-Finance and Chief                        April 6, 2004
-------------------------------            Financial Officer (Principal Financial
Robert W. Fishback                         Officer and Principal Accounting Officer)

/s/ Joseph C. Abeles                       Director                                                April 6, 2004
-------------------------------
Joseph C. Abeles

                                           Director                                                April __, 2004
-------------------------------
Joseph N. Barrella

                                           Director                                                April __, 2004
-------------------------------
Patricia C. Barron

/s/ Anthony J. Cavanna                     Director                                                April 6, 2004
-------------------------------
Anthony J. Cavanna

/s/ Daniel W. Christman                    Director                                                April 6, 2004
-------------------------------
Daniel W. Christman

                                           Director                                                April __, 2004
-------------------------------
Carl H. Rosner

/s/ Ranjit C. Singh                        Director                                                April 6, 2004
-------------------------------
Ranjit C. Singh